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                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of Signal Technology Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

         IN WITNESS WHEREOF, the undersigned, being duly authorized have executed this Joint Filing Agreement this 25 day of April, 2003.


                                     CRANE CO.


                                     /s/ Augustus I. duPont
                                     -------------------------------------------
                                     Name:  Augustus I. duPont
                                     Title: Vice President

                                     STC MERGER CO.


                                     /s/ Augustus I. duPont
                                     -------------------------------------------
                                     Name:  Augustus I. duPont
                                     Title: Vice President